Exhibit 10.2

FIRST AMENDMENT TO THE
SUPPLEMENTAL RETIREMENT AGREEMENT EFFECTIVE JULY 23, 2001

The attached document First Amendment to the NBT Bancorp Inc. Supplemental Executive Retirement Plan, effective as of January 1, 2006 sets forth the terms of an amendment to the agreement for the payment of supplemental retirement income originally made as of July 23, 2001 between NBT Bancorp Inc., a Delaware corporation and a registered financial holding company headquartered at 52 S. Broad Street, Norwich, New York 13815, and Martin A. Dietrich, an individual residing at 122 Serenity Drive, Norwich, New York 13815. The parties hereby execute this agreement as follows:

NBT BANCORP INC.

By:	/S/ Daryl R. Forsythe	Date:	May 9, 2006
Daryl R. Forsythe
Chairman

/S/	Martin A. Dietrich	Date:	May 9, 2006
Martin A. Dietrich

First Amendment to the NBT Bancorp Inc. Supplemental Executive Retirement Plan

WHEREAS, the NBT Bancorp Inc. Supplemental Executive Retirement Plan (the “Plan”) was effective as of July 23, 2001; and

WHEREAS, the Plan provides, in Section 11.1, that the board of directors of NBT Bancorp, Inc. (the “Board”) shall have the power to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable as long as no such extension, modification, amendment, revision, or termination shall deprive a participant or any beneficiary of a participant of any benefit accrued under the Plan; and

WHEREAS, the Compensation Committee of the Board adopted a resolution on January 20, 2006 that changed the provisions of Article VI of the Plan.

NOW, THEREFORE, the Plan is amended effective January 1, 2006 as follows:

1.)   Effective January 1, 2006, Section 6.1 of the Plan is deleted in its entirety and replaced with the following:

6.1 If an eligible Participant shall remain employed by the Employer until reaching his or her 60th birthday, serving as a Full-Time Employee until such date, and subject to the other terms and conditions of this Plan, the Company shall pay such Participant an annual “Supplemental Retirement Benefit” determined as follows:

(a)
the Participant shall be entitled to a Supplemental Retirement Benefit on and after his or her 60th birthday but before his or her Social Security Retirement Age in an amount equal to the excess, if any, of (1) 60 percent of the Participant’s Final Average Compensation, over (2) the Participant’s Other Retirement Benefits, determined as of the Determination Date.

(b)
the Participant shall be entitled to a Supplemental Retirement Benefit on and after his or her Social Security Retirement Age in an amount equal to the excess, if any, of (1) 60 percent of the Participant’s Final Average Compensation, over (2) the sum of (aa) the Participant’s Other Retirement Benefits, determined as of the Determination Date, plus (bb) the Participant’s Social Security Benefit.

2.)   Effective January 1, 2006, Section 6.2 of the Plan is deleted in its entirety and replaced with the following:

6.2 If an eligible Participant shall remain employed by the Employer until reaching his or her 58th birthday, serving as a Full-Time Employee until such date and he or she continues to serve as a Full-Time Employee until the date of his or her retirement, and he or she retires then or thereafter but before reaching his or her 60th birthday, and subject to the other terms and conditions of this Plan, the Company shall pay such Participant after the date of his or her retirement, pursuant to Section 7.4(b), or to his or her spouse or other Beneficiary, pursuant and subject to Section 8.6(c) if he or she has died before his or her 60th birthday, a reduced early Supplemental Retirement Benefit calculated in accordance with the following schedule:

(a)
if the date of the Participant’s retirement shall be on or after his or her 58th birthday but before his or her 59th birthday, the Company shall pay such Participant 75% of the Supplemental Retirement Benefit calculated in accordance with Section 6.1; and

(b)
if the date of the Participant’s retirement shall be on or after his or her 59th birthday but before his or her 60th birthday, the Company shall pay such Participant 90% of the Supplemental Retirement Benefit so calculated.

3.)    Capitalized terms used but not defined herein shall have the same meaning as ascribed to them under the Plan.

4.)    In all other respects the Plan shall remain in full force and effect.

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